TECHNOLOGY COOPERATION AGREEMENT
              CONNECTION TECHNOLOGY FOR DUAL INTERFACE SMART CARDS

1.     PREAMBLE

Meinien, Zeigel & Co. is a developer, manufacturer and supplier of the equipment for the production of smart cards. Complete production lines, tooling and handling modules, inscription and coding systems, as well as highly modern systems for quality security and inspection, are also offered by Meinen, Zeigel & Co.

Nanoopierce Technologies, Inc. is a technology company which offers a special connection system technology (Nanopierce Connection System "NCS") for electronic parts to different markets, like the connector market, the smart card market and others.

Both parties to this Agreement ("Agreement") shall cooperate to find and offer solutions for the production of Dual Interface (Combi) smart cards.

2.     AGREEMENT  PARTNERS

Herewith  the  Agreement  Partners  are  defined  as  follows:

                          Nanopierce Technologies, Inc.
                           370 17th Street, Suite 3580
                                Denver, CO 80202

Hereinafter  referred  to  as  Nanopierce,  and

                            Meinen, Ziegel & Co. GmbH
                           Friedrich-Bergius-Strae 12
                          D-85635 Hohenkirchen/Germany

hereinafter  referred  to  as  Meinen,  Ziegel  &  Co.

For Agreement Partners can be defined and/or admitted to this Agreement, subject to consent of both parties hereto.

Instead of Agreement Partners, the words "project partners" and/or "partners" can be used.

3.  TERM,  VALIDITY  AND  THE  AREA  OF  COVERAGE  OF  THE  AGREEMENT

The term of the present Agreement shall be effective and valid for 2 years from the date of the last signing Agreement Partner.

The results of marketing studies (examination and influence of competitive products) will be evaluated after one year.

The  area covered by this Agreement extends to all countries all over the world.

4.  SUBJECT  OF  THE  AGREEMENT

The NCS developed by Nanopierce was principally the starting and focus point leading to this Agreement. Application of NCS allows chip modules to be connected with etched or printed coils inside plastic card bodies (PVC, PET, etc).

Meinen, Zeigel & Co. develops and sells equipment for application of the above mentioned NCS through its worldwide sales network.

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The  cooperation  of  both  Agreement  Partners  hereto  is  the  Subject of the
Agreement  and  refers  to  the  following  tasks:

(a) production of samples of Dual Interface Smart Card Modules. Nanopierce will cooperate with tape module and chip module manufacturers and will provide Meinen, Ziegel & Co. with samples of chip modules

(b) qualification and industrialization of the chip module embedding process on Meinen, Zeigel & Co. equipment

(c) modification of a semi automatic system (Module 380) for the sample production

(d) modification of a fully automatic system (Model 385) for the first volume production

Meinen,  Zeigel & Co. and Nanopierce reserve the right to cancel item (c) and/or
(d) if the first results shows the impossibility of a successful implementation of the chipmodule embedding process or if the chipmodule embedding process does not show likelihood of being cost effective and competitive.

5.     RIGHTS  AND  DUTIES

It is a duty of Meinen, Ziegel & Co. to cooperate with Nanopierce in realization of the tasks listed under point 4.

It is a duty of Nanopierce to cooperate with Meinen, Ziegel in realization of the tasks listed under point 4.

Both Agreement Partners are obliged to act in a fair manner, searching for unanimous decisions and solutions aimed at fulfillment of the customers' requirements to their full satisfaction.

Both Agreement Partners want, if the test and qualification results are successful, to commercialize the results of this cooperation, whereby each partner focuses on and benefits from its own domain (Nanopierce - connection systems and Meinen, Zeigel & Co - equipment).

Essentially,  the  following  marketing  methods  shall  be  employed:

- -     Direct  information  through  sales  organization
- -     Trade  fairs
- -     Presentations  and  publications
- -     Support  from  the  system  partners  (e.g.  semiconductors manufacturers)

The introduction of the commercial products or services resulting from the cooperation shall be carefully planned, so as not to irritate the market unnecessarily and not to alert the competition.

5.1     DIRECT  INFORMATION

Customers  shall  be addressed directly through available contacts and channels.


Using its present database system of customers and/or potential clients (approx. 800 worldwide), Meinen, Ziegel & Co. is able to penetrate the market quickly and efficiently with the required information.

The primary focus of the direct information campaign shall be concentrated on the markets, in which the first applications with greater card volumes of Dual Interface Smart Cards are already registered and likely to develop (South East Asia - Korea, Japan and eventually South America -Brasilia).

5.2     INTERNATIONAL  PRESENTATIONS  AND  PUBLICATIONS

Nanopierce and Meinen, Ziegel & Co. will concentrate on advertising and professional publication in the trade press, aiming at drawing attention to the

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Smart Card branch in general and focusing on potential customers, in particular, to the services and products available on the market resulting from the Cooperation Agreement.

For this purpose, Meinen, Ziegel & Co. has at its disposal not only its own information channels but also the corresponding facilities of DataCard.

5.3     TRADE  FAIRS  AND  PRESENTATIONS

Participation in trade fairs is an important and efficient method for a successful information campaign. Meinen, Ziegel & Co. participates in most important fairs with its own booth. Nanopierce will jointly participate with Meinen, Ziegel & Co. in such activities to the extent required or desired.

6.     SCHEDULE

The schedule outlined below is a likely model. The final and binding schedule will be, to a certain degree, subject to the resources allocated to this project by Meinen, Ziegel & Co. The support of Meinen, Ziegel & Co. by Nanopierce in the chipmodule embedding process is a very important factor and is the commitment of Nanopierce.

The following time periods refer to the actual starting date of the cooperation (May 99):

(a)     Production  of  the  first  Dual  Interface  Smart  Card
Chip  Modules  (dummy  modules  or  tapes  for  qualification)     3-4  weeks
                                        after  (a)
(b)     start  of  the  world  wide  marketing

7.     PATENTS  AND  TRADE-MARK  RIGHTS

Trademark, Tradenames, Intellectual Properties and other rights of Nanopierce and Meinen, Ziegel & Co. protecting respectively their prior proprietary rights, remain unaffected and the exclusive property of each party.

Common inventions are to be registered commonly, and under the names of both Agreement Partners.

8.     WITHDRAWAL

AN AGREEMENT PARTNER HAS THE RIGHT OF IMMEDIATE WITHDRAWAL, UPON WRITTEN NOTICE, FROM THIS TECHNOLOGY COOPERATION AGREEMENT IN THE CASE OF ONE OF THE FOLLOWING CIRCUMSTANCES APPLYING:

- -     Insolvency  of  one of the Agreement Partners or non-acceptance on account of  inability  to  pay
- -     Substantial  changes  in  the  management  of an agreement partner of else changes  in  control  of  an  Agreement  Partner.


Withdrawal is to be effected by means of registered mail and shall be effective on delivery of the mall.

9.     CHANGES

All changes and supplements to this Agreement, including deviation from any other written documentation, which may be signed by the Agreement Partners, are subject to being in writing only.

10.     OTHERS

In case individual parts of this Agreement are or may become legally ineffective, all other parts remain effective nevertheless.



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The  ineffective part is to be supplemented by an effective part, which is to be economically  as  close  as  possible  to  the  ineffective  part.

This Technology Cooperation Agreement is subject to German Law. Legal domicile is Munich.

The validity of this agreement becomes effective with signature of the last signing Agreement Partner.




Denver,  Colorado,  USA,                    Hohenkirchen,  Germany


__________________________               ____________________________
Paul  H.  Metzinger                         Markus  Ziegel
President  &  CEO                         Financial  Director,  CFO

















































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